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                             STATE OF DELAWARE

                      OFFICE OF THE SECRETARY OF STATE


                      --------------------------------


   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

BUSINESS TRUST REGISTRATION OF "SIFE TRUST FUND", FILED IN THIS OFFICE ON THE

TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 1997, AT 10 O'CLOCK A.M.



                  [GREAT SEAL OF THE STATE OF DELAWARE]
                           [1793-1847-1907]



                                                /s/ EDWARD J. FREEL
                                  [SEAL]---------------------------------------
                                          EDWARD J. FREEL, SECRETARY OF STATE


2723860  8100                             AUTHENTICATION:      8356251

971068277                                           DATE:      03-04-97